EXHIBIT 10.1

EQUITY FINANCING AGREEMENT

This EQUITY FINANCING AGREEMENT (the “Agreement”), dated as of June 18, 2021 (the “Execution Date”), is entered into by and between Renavotio, Inc., a Nevada corporation with its principal executive office at 601 South Boulder Ave., Suite 600, Tulsa, OK 74119, (the “Company”), and GHS Investments LLC, a Nevada limited liability company, with offices at 420 Jericho Turnpike, Suite 102, Jericho, NY 11753 (the “Investor”).

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Ten Million Dollars ($10,000,000) (the "Commitment Amount"), over the course of thirty six (36) months immediately following the Effective Date (the “Contract Period”) to purchase the Company’s common stock, par value $.001 per share (the “Common Stock”);

WHEREAS, such investments will be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I.

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Affiliate” shall have the meaning set forth in Section 5.7.

“Agreement” shall have the meaning set forth in the preamble.

“Articles of Incorporation” shall have the meaning set forth in Section 4.3.

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“By-laws” shall have the meaning set forth in Section 4.3.

“Closing” shall have the meaning set forth in Section 2.4.

“Closing Date” shall have the meaning set forth in Section 2.4.

“Common Stock” shall have the meaning set forth in the recitals.

“Control” or “Controls” shall have the meaning set forth in Section 5.7.

“Effective Date” shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Execution Date” shall have the meaning set forth in the preamble.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.

“Indemnitees” shall have the meaning set forth in Section 10.

“Indemnitor” shall have the meaning set forth in Section 10.

“Ineffective Period” shall mean any period of time that the Registration Statement or any supplemental registration statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

“Investor” shall have the meaning set forth in the preamble.

“Market Price” shall mean the lowest daily volume weighted average price (“VWAP”) of the Common Stock during the Pricing Period.

“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Maximum Common Stock Issuance” shall have the meaning set forth in Section 2.5.

“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the termination of the Agreement in accordance with Section 8.

“Pricing Period” shall mean the seven (7) consecutive Trading Days preceding the relevant Put Notice Date.

“Principal Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Markets, whichever is the principal market on which the Common Stock is listed.

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“Prospectus” shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

“Purchase Amount” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

“Purchase Price” shall mean eighty percent (80%) of the Market Price.

“Put” shall mean the Company is entitled to request equity investments (the “Put” or “Puts”) by the Investor, pursuant to which the Company will issue Common Stock to the Investor with an aggregate Purchase Price equal to the value of the Put, subject to a price per share calculation based on the Market Price.

“Put Amount” shall mean the total dollar amount requested by the Company pursuant to an applicable Put. The timing and amounts of each Put shall be at the discretion of the Company. The maximum dollar amount of each Put will not exceed two hundred and fifty percent (250%) of the average daily trading dollar volume for the Common Stock during the ten (10) consecutive Trading Days preceding the Put Notice Date. No Put will be made in an amount equaling less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). Puts are further limited to the Investor owning no more than 4.99% of the outstanding stock of the Company at any given time.

“Put Notice” shall mean a written notice sent to the Investor by the Company stating the Put Amount in U.S. dollars that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“Put Notice Date” shall mean the Trading Day on which the Investor receives a Put Notice.

“Put Restriction” shall mean a minimum of ten (10) Trading Days following a Put Notice Date. During this time, the Company shall not be entitled to deliver another Put Notice.

“Put Shares” shall have the meaning set forth in Section 2.4.

“Registered Offering Transaction Documents” shall mean this Agreement, the Registration Rights Agreement and the Commitment Note between the Company and the Investor as of the date herewith.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Securities issuable hereunder.

“Related Party” shall have the meaning set forth in Section 5.7.

“Resolution” shall have the meaning set forth in Section 7.5.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.6.

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“Securities” shall mean the shares of Common Stock issued pursuant to the terms of this Agreement.

“Settlement Date” shall have the meaning set forth in Section 2.4.

“Shares” shall mean the shares of the Common Stock.

“Subsidiaries” shall have the meaning set forth in Section 4.1.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

“Transaction Costs” the Company shall bear the costs of the Registration Statement.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1 PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Ten Million Dollars ($10,000,000).

2.2 DELIVERY OF PUT NOTICES. Subject to the terms and conditions herein, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars), which the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit C and incorporated herein by reference. The Purchase Price of the Put shall be eighty percent (80%) percent of the Market Price. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. There will be a minimum of ten (10) trading days between Put Notices. No Put will be made in an amount equaling less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000).

2.3 CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

i. a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

ii. at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

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iii. the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of the Put Notice;

iv. no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

v. the issuance of the Securities will not violate any requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

2.4 MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2.5, 7 and 8 of this Agreement, at the end of the Pricing Period, the Purchase Price shall be established and an amount of Shares equaling one hundred percent (100%) of the Put Amount (the “Put Shares”) shall be delivered to the Investor’s broker for a particular Put.

The Closing of a Put shall occur upon the first Trading Day following the confirmation of receipt and approval for trading by Investor's broker of the Put Shares, whereby the Company shall have caused the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor's broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The Investor shall deliver the Purchase Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company if the aforementioned receipt and approval are confirmed before 9:30 AM ET or on the following Trading Day if receipt and approval by the Investor's broker is made after 9:30 AM ET("Closing Date" or "Closing"). In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

2.5 OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of Common Stock could cause a delisting on the Principal Market then the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Articles of Incorporation of the Company. The parties understand and agree that the Company’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.5.

2.6 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

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SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor represents and warrants to the Company, and covenants, that to the best of the Investor's knowledge:

3.1 SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

3.2 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3 SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

3.4 ACCREDITED INVESTOR. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.5 NO CONFLICTS. The execution, delivery and performance of the Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of Partnership Agreement or other organizational documents of the Investor.

3.6 OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

3.7 INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

3.8 NO REGISTRATION AS A DEALER. The Investor is not required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

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3.9 GOOD STANDING. The Investor is a limited liability company, duly organized, validly existing and in good standing in the State of Nevada.

3.10 TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

3.11 REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

3.12 PROHIBITED TRADING. No short sales shall be permitted by the Investor or its affiliates during the period commencing on the Execution Date and continuing through the termination of this Agreement.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules attached hereto, or as disclosed on the Company’s SEC Documents, the Company represents and warrants to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Registered offering Transaction Documents.

4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement (collectively, the “Registered Offering Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof.

ii. The execution and delivery of the Registered Offering Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

iii. The Registered Offering Transaction Documents have been duly and validly executed and delivered by the Company.

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iv. The Registered Offering Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of: (i) 500,000,000 shares of the Common Stock, par value $.001 per share, of which as of the date hereof 139,770,804 shares are issued and outstanding; and, (ii) 50,000,000 shares of Preferred Stock, par value $.00001 of which as of the date hereof 11,856,337 Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

Except as disclosed in the Company’s publicly available filings with the SEC and as will be disclosed in the Registration Statement, and based on the best information available and efforts of the Company’s management, or as otherwise set forth on Schedule 4.3:

i. no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

ii. there are no outstanding debt securities;

iii. there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

iv. there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

v. there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

vi. there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

vii. the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

viii. there is no dispute as to the classification of any shares of the Company’s capital stock.

The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company’s Articles of Incorporation and all amendments thereto, as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws and all amendments thereto, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

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4.4 ISSUANCE OF SHARES. As of the filing of the Registration Statement the Company will have reserved the amount of Shares included in the Registration Statement for issuance pursuant to the Registered Offering Transaction Documents, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.5 NO CONFLICTS. The execution, delivery and performance of the Registered Offering Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Registered Offering Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

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4.6 SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and amendments thereto, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or the time they were amended, if amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, by a firm that is a member of the Public Companies Accounting Oversight Board (“PCAOB”) consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4.3 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

4.7 ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

4.8 ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

4.9 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Registered Offering Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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4.10 NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.11 EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

4.12 INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within three (3) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.13 ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are, to the knowledge of the management and directors of the Company and its Subsidiaries, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have, to the knowledge of the management and directors of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance, to the knowledge of the management and directors of the Company, with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

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4.14 TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.15 INSURANCE. Each of the Company’s Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.16 REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

4.17 INTERNAL ACCOUNTING CONTROLS. Except as otherwise set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles by a firm with membership to the PCAOB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s management has determined that the Company’s internal accounting controls were not effective as of the date of this Agreement as further described in the SEC Documents.

4.18 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

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4.19 TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.20 CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents..

4.21 DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Registered Offering Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.22 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

4.23 NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. Other than World Equity Group, Inc. no brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement.

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4.24 EXCLUSIVITY. The Company shall not pursue a similar equity financing transaction as envisioned hereunder (the “Equity Financing”) with any other party unless and until good faith negotiations have terminated between the Investor and the Company or until such time as the Registration Statement has been declared effective by the SEC.

SECTION V

COVENANTS OF THE COMPANY

5.1 BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

5.2 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Put Shares (excluding amounts paid by the Company for fees as set forth in the Registered Offering Transaction Documents) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

5.4 FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved the amount of Shares included in the Company’s registration statement for issuance pursuant to the Registered Offering Transaction Documents. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

5.6 LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Registered Offering Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

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5.7 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) is under common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

5.8 FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Registered Offering Transaction Documents in the form required by the 1934 Act, if such filing is required.

5.9 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.10 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events in this Section 5.10.

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5.11 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Shares to the Investor that are issued to the Investor pursuant to the Equity Financing and transactions contemplated herein.

5.12 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own free will, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

CONDITIONS OF THE COMPANY’S OBLIGATION TO SELL

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1 The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

6.2 The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor.

6.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION VII

FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

7.1 The Company shall have executed the Registered Offering Transaction Documents and delivered the same to the Investor.

7.2 The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Registered Offering Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3.

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7.3 The Company shall have executed and delivered to the Investor via DWAC the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

7.4 The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2(ii) (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

7.5 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.6 Within thirty (30) calendar days after the Agreement is executed, the Company agrees to use its best efforts to file with the SEC the Registration Statement covering the shares of stock underlying the Equity Financing contemplated herein. Such Registration Statement shall conform to the requirements of the rules and regulations of the SEC, and be subject to the reasonable approval of the Investor. The Company will take any and all steps necessary to have its Registration Statement declared effective by the SEC within 30 calendar days but no more than 90 calendar days after the Company has filed its Registration Statement. The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

7.7 At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

7.8 If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2.5 or the Company shall have obtained appropriate approval pursuant to the requirements of applicable state and federal laws and the Company’s Articles of Incorporation and By-laws.

7.9 The conditions to such Closing set forth in Section 2.3 shall have been satisfied on or before such Closing Date.

7.10 The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company’s delivery of a Put Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of shares of Common Stock reserved for issuance.

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SECTION VIII

TERMINATION

This Agreement shall terminate upon any of the following events:

8.1 when the Investor has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to this Agreement; or

8.2 thirty-six (36) months from the date of this Agreement's execution have elapsed.

Any and all shares, or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of this Agreement.

SECTION IX

SUSPENSION

This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

i. The trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period;

ii. The Common Stock ceases to be quoted, listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder);

iii. The Company breaches representation, warranty, covenant or other such term;

iv. The Company files, threatens or is compelled into Bankruptcy or insolvency; or

v. The Common Stock is no longer DWAC eligible.

vi. Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SECTION X

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in the Transaction Documents, the Company ( the “Indemnitor”) shall defend, protect, indemnify and hold harmless the Investor and all of the investor’s shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Registered Offering Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Registered Offering Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

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SECTION XI

GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION.

11.1 Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in New York City, New York State. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Registered Offering Transaction Documents (including but not limited to Section V of the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

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11.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

11.4 HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

11.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Registered Offering Transaction Documents shall not alter the force and effect of any other agreements between the Parties, and the obligations under those agreements.

11.7 NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by email; or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Investor:	GHS Investments, LLC 420 Jericho Turnpike, Suite 102 Jericho, NY 11753

Each party shall provide five (5) days prior written notice to the other party of any change in address.

11.8 NO ASSIGNMENT. This Agreement may not be assigned.

11.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

11.10 SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 3 and 4, the agreements and covenants set forth in Sections 5 and 6, and the indemnification provisions set forth in Section 10, shall survive each of the Closings and the termination of this Agreement.

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11.11 PUBLICITY. The Investor acknowledges that this Agreement and all or part of the Registered Offering Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

11.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13 PLACEMENT AGENT. If so required, the Company agrees to pay a registered broker dealer, to act as placement agent. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Registered Offering Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

11.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

11.15 REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law.

11.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

11.17 PRICING OF COMMON STOCK. For purposes of this Agreement, the price of the Common Stock shall be as reported by Quotestream Media.

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SECTION XII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor, its advisors, or its representatives.

Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 12 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION XIII

ACKNOWLEDGEMENTS OF THE PARTIES

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than as provided in Section 3.12 of this Agreement; (ii) the Company shall, by 8:30 a.m. EST on the fourth Trading Day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Registered Offering Transaction Documents; (iii) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

[Signature page follows]

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Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

GHS INVESTMENTS, LLC

By:	/s/ Sarfraz Hajee
Name:	Sarfraz Hajee
Title:	Member

RENAVOTIO, INC.

By:	/s/ William C. Robinson
Name:	William C. Robinson
Title:	CEO

[SIGNATURE PAGE OF EQUITY FINANCING AGREEMENT]

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LIST OF EXHIBITS

EXHIBIT A	Registration Rights Agreement

EXHIBIT B	Notice of Effectiveness

EXHIBIT C	Put Notice

EXHIBIT D	Put Settlement Sheet

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

See attached.

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EXHIBIT B

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Date: __________

[TRANSFER AGENT]

Re:

Ladies and Gentlemen:

We are counsel to Renavotio, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Equity Financing Agreement (the “Investment Agreement”) entered into by and among the Company and GHS Investments, LLC(the “Investor”) pursuant to which the Company has agreed to issue to the Investor shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) on the terms and conditions set forth in the Investment Agreement. Pursuant to the Investment Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issued or issuable under the Investment Agreement under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form S-1 (File No. __-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ______ on __________, 20__ and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for sale under the 1933 Act pursuant to the Registration Statement

Very truly yours,

[Company Counsel]

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EXHIBIT C

FORM OF PUT NOTICE

Date:

RE: Put Notice Number __

Dear Mr./Ms.__________,

This is to inform you that as of today, Renavotio, Inc.., a Nevada corporation (the “Company”), hereby elects to exercise its right pursuant to the Equity Financing Agreement to require GHS Investments LLC to purchase shares of its common stock. The Company hereby certifies that:

The amount of this put is $__________.

The Pricing Period runs from _______________ until _______________.

The Purchase Price is: $_______________

The number of Put Shares due:___________________.

The current number of shares of common stock issued and outstanding is: _________________.

The number of shares currently available for issuance on the S-1 is: ________________________.

Regards,

Renavotio, Inc.

By: __________________________________

Name:

Title:

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EXHIBIT D

PUT SETTLEMENT SHEET

Date: ________________

Dear Mr. ________,

Pursuant to the Put given by Renavotio, Inc., to GHS Investments LLC (“GHS”) on _________________ 202_, we are now submitting the amount of common shares for you to issue to GHS.

Please have a certificate bearing no restrictive legend totaling __________ shares issued to GHS immediately and send via DWAC to the following account:

[INSERT]

If not DWAC eligible, please send FedEx Priority Overnight to:

[INSERT ADDRESS]

Once these shares are received by us, we will have the funds wired to the Company.

Regards,

GHS INVESTMENTS LLC

By: _________________________________

Name:

Title

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